UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Turtle Beach Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TURTLE BEACH CORPORATOPN 2022 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Juergen Stark Chairman, Chief Executive Officer and President

Turtle Beach 2022 Stockholder Letter

May 20, 2022

Dear Fellow Turtle Beach Stockholders:

We are pleased to invite you to the 2022 Annual Meeting of Stockholders of Turtle Beach Corporation. More details on the Annual Meeting can be found in the enclosed notice for the Annual Meeting and proxy materials.

At the 2022 Annual Meeting, we will ask you to: (1) elect eight director nominees named in the attached proxy statement to our Board of Directors; (2) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and (3) approve, on a non-binding advisory basis, executive compensation. At the meeting, which will be held virtually, you will be able to vote your shares electronically and submit your questions.

The Board unanimously recommends that you vote “FOR” the election of Juergen Stark, William E. Keitel, L. Gregory Ballard, Katherine L. Scherping, Brian Stech, Kelly Thompson, Michelle D. Wilson and Andrew Wolfe.

Whether you intend to virtually attend the Annual Meeting or not, we hope you will vote as soon as possible.

Thank you for being a stockholder of Turtle Beach. We believe the future is bright as we execute on our proven strategy that is driving growth and returns, and we appreciate your continued partnership and support.

Sincerely,

Juergen Stark

Chairman, Chief Executive Officer and President

Turtle Beach Corporation

44 South Broadway, 4th Floor White Plains, New York 10601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only www.cesonlineservices.com/hear22_vm	Meeting on: June 7, 2022	9:00 A.M. PT	For Stockholders as of: Close of Business April 8, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”), which will be held online at 9:00 a.m. Pacific Time on June 7, 2022. We will hold our 2022 Annual Meeting of Stockholders in a virtual meeting format only via the Internet (no in person meeting). As a result, more stockholders will be able to participate without traveling. Stockholders will be able to listen, vote, and submit questions from any remote location with Internet connectivity. Information on how to participate in the Annual Meeting can be found on the first page of the proxy statement. The Annual Meeting will be accessible at www.cesonlineservices.com/hear22_vm. At the Annual Meeting, we will ask you to:

1.	Vote to elect eight members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and are qualified (Item 1);

2.	Vote to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Item 2); and

3.	Vote in an advisory manner on the compensation of our named executive officers (Item 3).

We will also ask you to transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

Additional details regarding the meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in our Proxy Statement. You may vote if you were a record owner of Turtle Beach Corporation common stock, par value $0.001 per share (the “Common Stock”) at the close of business on April 8, 2022.

All stockholders are cordially invited to virtually attend the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Even though you may plan to attend the Annual Meeting virtually, please promptly vote using one of the following methods: by telephone, by calling the toll-free telephone number printed on your Proxy Card; on the Internet, by accessing the website address printed on your Proxy Card; or by completing, signing and returning the enclosed Proxy Card in the enclosed postage-prepaid return envelope. Voting by any of these methods will not prevent you from attending the Annual Meeting. You may change or revoke your proxy at any time before it is voted. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed Proxy Card.

The Board strongly and unanimously recommends that you vote on the enclosed Proxy Card or voting instruction form “FOR” the election of Juergen Stark, William E. Keitel, L. Gregory Ballard, Katherine L. Scherping, Brian Stech, Kelly Thompson, Michelle D. Wilson and Andrew Wolfe as directors of the Company, “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and “FOR” the compensation of the Company’s named executive officers. IF YOU PREVIOUSLY VOTED ON THE DONERAIL GROUP LP’S WHITE PROXY CARD OR THE COMPANY’S BLUE PROXY CARD (INCLUDING DOING SO THROUGH YOUR BROKER), WHETHER BY MAIL, BY TELEPHONE OR VIA THE INTERNET, YOUR VOTES WILL NOT BE RECOGNIZED AT THE ANNUAL MEETING AND WE URGE YOU TO VOTE YOUR SHARES AGAIN PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD.

The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement and Proxy Card. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU

VOTE USING THE ENCLOSED PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES.

Regardless of the number of shares of Common Stock of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in Turtle Beach Corporation.

We are mailing a full set of our printed proxy materials to stockholders on or about May 20, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 7, 2022.

This Proxy Statement, the accompanying Proxy Card, and the Company’s Annual Report to Stockholders (including its Annual Report on Form 10-K for the year ended December 31, 2021) are available free of charge at www.viewourmaterial.com/HEAR. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

Please sign, date and promptly return the enclosed Proxy Card in the envelope provided, or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the Annual Meeting. Instructions are on your Proxy Card or on the voting instruction form provided by your broker.

********************

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact MacKenzie Partners, Inc., the Company’s proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Stockholders Call Toll Free: 800-322-2885 or 212-929-5500

Email: HEAR@mackenziepartners.com

BY ORDER OF THE BOARD OF DIRECTORS

Juergen Stark

Chairman, Chief Executive Officer and President

May 20, 2022

As used in this Proxy Statement, references to “Turtle Beach,” the “Company,” “we,” “us,” “our” and similar references refer to Turtle Beach Corporation.

i

About The Meeting

TURTLE BEACH CORPORATION

44 South Broadway, 4th Floor

White Plains, New York 10601

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2022

ABOUT THE MEETING

Why did I receive these proxy materials?

These proxy materials are furnished on behalf of the Board of Directors (the “Board”) of Turtle Beach Corporation (also referred to as “we,” “us,” “Turtle Beach” and the “Company”) to solicit your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting.

We are mailing these proxy materials on or about May 20, 2022 to all stockholders of record entitled to vote at the Annual Meeting. Copies of these proxy materials are also available online at www.viewourmaterial.com/HEAR.

How do I attend the Annual Meeting virtually?

The Company will hold the Annual Meeting in a virtual meeting format only, and stockholders will not be able to attend the Annual Meeting in person. Stockholders may participate online by pre-registering for the virtual meeting at www.cesonlineservices.com/hear22_vm. All stockholders participating online will be in listen-only mode but will have an opportunity to submit questions and vote.

In order to attend the online-only meeting, you will need to pre-register no later than 9:00 a.m., Pacific Time, on June 6, 2022. To pre-register for the meeting, please follow these instructions:

Registered Stockholders

If your shares are registered in your name with our transfer agent and you wish to attend the virtual meeting, go to www.cesonlineservices.com/hear22_vm. Please have your Proxy Card or Notice of the Meeting containing your control number available and follow the instructions to complete your registration request.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the virtual meeting may pre-register by visiting the website www.cesonlineservices.com/hear22_vm. Please have your voting instruction form, notice, or other communication from your broker, bank, or other holder of record that sets forth the control number provided to you available and follow the instructions to complete your registration request.

After pre-registering for the meeting, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Stockholders may review the rules of conduct for the virtual meeting or vote during the virtual Annual Meeting by following the instructions available on the meeting website.

Your vote is very important. Please submit a proxy by following the instructions on your Proxy Card even if you plan to virtually attend the virtual Annual Meeting.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call or email the technical support team using the contact information provided in the reminder email that will be sent the night before the Annual Meeting.

If I can’t attend the Annual Meeting, can I vote or listen to it later?

You do not need to virtually attend the online Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to virtually attend the Annual Meeting, we urge stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.

1

About The Meeting

Who can vote?

Only stockholders of record as of the close of business on April 8, 2022, (the “Record Date”), are entitled to vote. On that day, approximately 16,478,974 shares of our common stock, par value $0.001 (the “Common Stock”) were outstanding and eligible to vote, and there were approximately 943 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. The actual number of shares of Common Stock outstanding and eligible to vote on the Record Date will be reported in the Company’s Current Report on Form 8-K, which will report the results of the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding not less than 50 percent of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. Thus, the holders of approximately 8,239,487 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you are present virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on?

There are three matters scheduled for a vote:

Item 1:	The election of eight members to the Board to serve until the next annual meeting of stockholders and until their successors are elected and are qualified.

Item 2:	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Item 3:	An advisory vote on the compensation of our named executive officers (“Named Executive Officers”).

What if another matter is properly brought before the Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a Proxy Card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies on the Proxy Card discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by March 16, 2022 (i.e., 45 days before the date on which the Company first sent its proxy materials for its 2021 annual meeting of stockholders) and such persons named as proxies intend to vote on any such other matter in accordance with the instructions of the Board (to the extent permitted by Rule 14a-4(c) of the Exchange Act).

How do I vote?

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present virtually or represented by proxy. Whether or not you plan to virtually attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Stockholders can choose among the following methods to vote:

Via the Internet—Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 6, 2022.

By Telephone—Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 6, 2022.

By Mail—Stockholders may elect to vote by mail by completing, signing and dating their proxy card and mailing it in the pre-addressed envelope that accompanies the delivery of the Proxy Card. Proxy cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in “street name” (held in the name of a bank, broker or other holder of record) may vote by mail by requesting a paper proxy card according to the instructions contained in the proxy materials, and then completing, signing and dating the proxy card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting—Shares held in your name as the stockholder of record may be voted by you virtually at the Annual Meeting. Shares held beneficially in “street name” may be voted by you virtually at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and you bring such proxy to the Annual Meeting.

2022 Proxy Statement	2

About The Meeting

If your shares are held in “street name,” you will receive a voting instruction form from the holder of record. You must provide voting instructions to the holder of record in order for your shares to be voted on any proposal with respect to which your broker does not have discretionary authority. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote via the Internet, by telephone or by mailing a proxy card, we will vote your shares as you direct. For the election of directors (Item 1), you may specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the ratification of our audit committee’s (the “Audit Committee”) appointment of BDO USA, LLP as our independent registered public accounting firm (Item 2) and the approval of the compensation of our Named Executive Officers (Item 3), you may vote “for” or “against” the ratification or approval, or you may abstain from voting on the ratification or approval.

How can I vote my shares without attending the Annual Meeting virtually?

To vote your shares without virtually attending the Annual Meeting, please follow the instructions for Internet or telephone voting in the Proxy Materials. You may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to virtually attend the Annual Meeting.

How does the Board recommend I vote?

The Board unanimously recommends the following votes:

FOR each of the Board’s nominees for election to the Board to serve until the annual meeting of stockholders in 2023 and until their successors are duly elected and qualified (Item 1);

FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Item 2); and

FOR advisory approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Item 3).

Will there be a proxy contest at the Annual Meeting?

On May 13, 2022, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with The Donerail Group LP and the other parties named in the agreement (collectively with The Donerail Group LP, “Donerail”). As contemplated by the Cooperation Agreement, Katherine L. Scherping, Brian Stech and Michelle D. Wilson were appointed to the Board on May 17, 2022 and are included among the Company’s nominees for election at the Annual Meeting. Concurrently with the appointment of the foregoing directors, the Board also accepted the voluntary resignation of Yie-Hsin Hung, effective immediately. Ms. Hung’s decision to resign from the Board was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Subject to the terms of the Cooperation Agreement, promptly following the 120th day after the date of the Cooperation Agreement, the Board will accept the resignation of a director (other than the three new directors appointed on May 17, 2022) and will fill such vacancy through the procedure set forth in the Cooperation Agreement. Promptly following such appointment, the Company will cooperate with Donerail to appoint one additional director to the Board. The Company has agreed to keep the size of the Board to a maximum of nine directors during the term of the Cooperation Agreement.

Pursuant to the Cooperation Agreement, Donerail has agreed to withdraw its notice of intent to nominate candidates for election to the Board at the Annual Meeting. Further, Donerail has agreed to vote all of its shares of common stock in accordance with the Board’s recommendation on the proposals to be voted on at any stockholder meeting to be held during the term of the Cooperation Agreement, including the Annual Meeting (subject to certain exceptions).

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About The Meeting

In addition, Donerail has also agreed to certain customary standstill provisions restricting its ability to, among other things, (i) purchase or otherwise acquire securities of the Company as a result of which Donerail would beneficially own more than 9.9% of the Company’s common stock, (ii) sell or dispose of the Company’s common stock if it would result in a third party and its affiliates owning more than 4.9% of the Company’s common stock or if it would increase the ownership of a third party who already owns more than 4.9% of the Company’s outstanding common stock, (iii) solicit proxies, (iv) advise, influence or encourage any person with respect to the voting of the company’s securities, (v) make certain announcements regarding the Company’s transactions or (vi) exercise certain stockholder rights.

The Cooperation Agreement will expire on the 30th day before the nomination window opens for the Company’s 2023 annual meeting of stockholders, which may be extended by approximately one year pursuant to its terms.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 17, 2022.

Can I change my vote after submitting my proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting virtually, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote virtually at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named as a proxy on your proxy card as recommended by the Board, as stated in this Proxy Statement (1) “FOR ALL” of our nominees for directors, (2) “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, and (3) “FOR” the advisory approval of executive compensation for our Named Executive Officers. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of not more than three people to whom you wish to give your proxy.

If you previously voted on Donerail’s white proxy card or the Company’s blue proxy card (including doing so through your broker), whether by mail, by telephone or via the Internet, your votes will not be recognized at the Annual Meeting and we urge you to vote your shares again promptly by following the instructions on the accompanying proxy card.

Do I have appraisal or dissenters’ rights?

You will have no right to dissent and obtain payment for your shares in connection with any of the proposals set forth in this Proxy Statement.

How many votes are needed to approve each proposal? How are votes counted? What are broker non-votes?

The Annual Meeting will be held if a quorum is represented at the Annual Meeting virtually or by proxy.

If you are a stockholder whose shares are not registered in your name and instead are held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, as well as the advisory stockholder votes on executive compensation. Because the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm is considered a “routine” matter, brokers or nominees can vote shares for which they did not receive instructions with respect to that proposal.

Because the director nominees are elected by a plurality of the votes of the shares present at the Annual Meeting virtually or represented by proxy and entitled to vote on the election of directors, broker non-votes will have no effect on the election of directors (Item 1). Abstention is not an option with respect to the election of directors. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm (Item 2) and the advisory approval of Named Executive Officer compensation (Item 3) require the affirmative vote of a majority of the votes cast (excluding abstentions) at the Annual Meeting. Because abstentions and broker non-votes will not be included in tabulations of the votes cast for purposes of determining whether Item 2 or Item 3 has been approved, abstentions and broker non-votes will have no effect on the outcome of those votes. Abstentions and broker non-votes will be counted towards the quorum requirement.

2022 Proxy Statement	4

About The Meeting

Who will count the vote?

Corporate Election Services, Inc. (“CES”) will serve as master tabulator, and First Coast Results, Inc. (“First Coast”), an independent third party, will act as the inspector of the elections.

Where can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four (4) business days of the Annual Meeting.

Who will pay for the solicitation of proxies?

The costs and expenses of the Board’s soliciting of proxies, including the preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice of the Annual Meeting of Stockholders and any additional information furnished to stockholders will be borne by the Company. Solicitation of proxies may be in person, by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodian holding shares of the Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies in connection with the Annual Meeting, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $500,000 in total. MacKenzie Partners, Inc. expects that approximately 20 of its employees will assist in the solicitation.

Who is soliciting this proxy?

Solicitation of proxies is made on behalf of the Board. The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of Proxy Card and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone, and postage. In addition to the solicitation by electronic communications and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company.

Who should I call if I have questions or need assistance voting my shares?

If you have questions about the Annual Meeting, would like additional copies of this Proxy Statement or need assistance voting your shares, requests should be directed as described below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Stockholders Call Toll Free: 800-322-2885 or 212-929-5500

Email: HEAR@mackenziepartners.com

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 7, 2022.

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available at https://corp.turtlebeach.com/.

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About The Meeting

We make available free of charge through our website https://corp.turtlebeach.com/ our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the Proxy Statement and certain other forms and reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

By Order of the Board of Directors

Juergen Stark
Chairman, Chief Executive Officer and President
May 20, 2022

2022 Proxy Statement	6

Corporate Governance

CORPORATE GOVERNANCE

In accordance with the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, and our bylaws, as amended (the “Bylaws”), the Board has oversight of the affairs of the Company. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board and committees of the Board.

Board Leadership Structure.

The Board is responsible for the control and direction of the Company. The Board represents the stockholders, and its primary purpose is to build long-term stockholder value. Our Chairman of the Board is selected by the Board and is our Chief Executive Officer (“CEO”), Juergen Stark, who manages the business and affairs of the Company and presides over the meetings of the Board. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate efficiently in the long-term interests of stockholders. In addition, the seven independent directors on the Board appointed a lead independent director, William E. Keitel, to oversee matters on behalf of the independent directors. Mr. Keitel has served as lead independent director since Mr. Stark became the Chairman in January 2020. The guidance and direction provided by the lead independent director reinforces the Board’s independent oversight of management and contributes to communication among members of the Board.

The Board’s Role in Environmental, Social, & Governance (“ESG”) Oversight.

ESG matters have long been a vital part of our culture, and in 2021 and 2022, we took steps towards progressing our ESG program, including by adopting an ESG Policy. We believe that doing the right thing for the planet and society is important to the long-term success of our business. This means assessing our environmental and social impacts, establishing an appropriate governance structure, and mitigating our negative impacts when possible.

In 2021 and early 2022, based on an analysis of Turtle Beach’s business, we have taken significant steps to adopt ESG goals and initiatives to improve our ESG performance, meet our customers’ expectations, and share relevant ESG information with our stakeholders. Specifically, we seek to:

1.	Develop innovative new products with lower environmental impacts while updating existing products to reduce environmental impacts;

2.	Integrate relevant ESG targets and initiatives into our operations;

3.	Identify potential ESG risks and opportunities; and

4.	Promote transparency with customers, employees, and other stakeholders by sharing our ESG goals, initiatives, and progress.

Environmental – We seek to operate in an environmentally sustainable manner. Accordingly, we are exploring ways to reduce the greenhouse gas emissions associated with our corporate offices. Also, we are engaged in efforts to use more sustainable materials in the packaging of certain products, and we have re-engineered our products’ packaging over time to reduce the overall size, which allows for more efficient shipping; and we are working to lessen the environmental impacts associated with products that we sell to our customers by improving the environmental sustainability features of our products, all while maintaining the industry-leading quality that has always set us apart. Through these actions, it is our intention to lessen our Company’s environmental impacts.

Social – We are committed to providing a safe and healthy workplace for our employees, supporting our local communities through philanthropy and charity work, and working with our suppliers to implement our Manufacturer Code of Conduct. We believe it is important for our manufacturing partners to share similar values, and so our Manufacturer Code of Conduct requires our manufacturing partners to adhere to established industry frameworks and global standards to ensure that our manufacturing partners are acting in a way that supports the ESG goals that are important to our business.

In addition, we are committed to supporting the mental health and wellness of our employees through programs such as weekly yoga classes, wellness benefits through our employer-sponsored medical plans and healthy workplace snacks, and flexible work policies that enable our employees to work from home as appropriate.

We are also committed to promoting diversity in the workplace as we believe that diversity in perspectives, experiences and backgrounds leads to better decision-making and improved creativity, productivity, team member engagement, and employee happiness. We track diversity metrics through our recruiting process; include diversity statements in all job postings, on our website, and on social media channels; and work with diversity-focused job websites in an effort to increase the diversity of our candidate pool. In early 2022, we also amended the charter of our Nominating and Governance Committee to institute a goal of having at least two diverse directors (as contemplated by the Nasdaq listing rules) on our Board.

7

Corporate Governance

Governance – The Nominating and Governance Committee has oversight over our ESG practices, goals and their implementation. In early 2022, the charter of the Nominating and Governance Committee was amended to formalize this oversight. We have also established a management-level ESG Committee comprised of leaders from across the Company, including supply chain, product, engineering, legal, human resources, operations, communications and sales. The ESG Committee meets regularly to identify ESG risks and opportunities, establish and measure progress against ESG goals, and implement ESG initiatives. The ESG Committee reports directly to Juergen Stark, our Chairman and CEO.

You can learn more by visiting: corp.turtlebeach.com/play-with-purpose-with-turtle-beach/ and corp.turtlebeach.com/corporate-governance/esg/. The information contained on our websites, including the foregoing ESG webpages, is not part of or incorporated by reference into this Proxy Statement.

The Board’s Role in Risk Oversight.

The entire Board has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on any individual risk areas within their purview. Topics related to risk and risk management are regularly discussed at Board and Board committee meetings. Management identifies key risks facing the Company, the Board develops an enterprise risk management plan and management updates the Board on those risk items quarterly. The Company’s senior management, consultants, and advisors make presentations to committees and the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess and report such risks. The full Board has oversight of principal risks related to product manufacturing, market factors such as demand and market share, retail partners and information security. In 2021, the Board also had oversight on the risks and responses to the ongoing COVID-19 pandemic and the Company’s human capital management in the face of COVID-19.

The Board committees report to the Board on their consideration of any principal risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s independent auditors regularly provide reports at Audit Committee meetings. The Compensation Committee considers whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on its business or operations. The Nominating and Governance Committee reviews any risks that come within its area of responsibility including board evaluations and succession planning.

Cybersecurity — Cybersecurity is an important part of the Board’s risk oversight. There are currently five directors with information security experience serving on the Board.

In 2021, the Company engaged an information security consultant to conduct an external, design-focused assessment using the National Institute of Standards and Technology (NIST) framework to evaluate the Company’s cybersecurity controls. The Company’s management is using the assessment to assist them in evaluating the Company’s cybersecurity risk posture and to guide them in further maturing the Company’s governance and audit program around cybersecurity controls. In addition to the assessment, the Company’s senior leadership briefs the Board quarterly on information security matters. The Company also has an information security training program under which it trains all employees once a year.

The Company has not experienced a material information security breach in the last three years, nor has it incurred any expenses or penalties or paid any settlements related thereto. The Company has entered into an insurance policy which specifically provides coverage for qualifying information security breaches.

Independence.

Our Common Stock is currently listed on the Nasdaq Global Market under the symbol “HEAR,” and therefore, our determination of the independence of directors is made using the definition of “independent director” contained in the Nasdaq listing standards. Based on information solicited from each director, the Board has determined that each of L. Gregory Ballard, William E. Keitel, Katherine L. Scherping, Brian Stech, Kelly Thompson, Andrew Wolfe, Ph.D. and Michelle D. Wilson is an independent director within the definition contained in the Nasdaq listing standards. In making its determinations regarding director independence, the Board considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;

•	transactions between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;

•

transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and

•	relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

2022 Proxy Statement	8

Corporate Governance

Conflicts of Interest and Corporate Governance Matters.

Under our Code of Business Conduct and Ethics (“Code of Conduct”), no employee may serve as a director of any outside business concern, other than on behalf of the Company, without the written approval of the Company. In addition, no director may serve as an employee, officer, director, consultant or advisor, or permit any close relative to perform services as an officer or director, for any company that engages in the business of providing audio products such as headsets, speakers, sound-bars or other commercial audio products or gaming accessories. The charter of the Nominating and Governance Committee empowers the Nominating and Governance Committee to review the Company’s corporate governance principles at least once a year. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors.

There are no family relationships among any of our directors and/or executive officers. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Code of Business Conduct and Ethics.

The Company is committed to ethical business practices. Our Code of Conduct applies to all of the Company’s employees, officers and directors and our Code of Ethics for Senior Financial Employees applies to the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended, as well as certain other senior financial employees. The Company’s Code of Conduct can be found on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Code of Business Conduct and Ethics.” Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Anti-hedging and Pledging Policy.

Company policies prohibit any pledging or hedging activities in the Company’s stock by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company stock as well as transactions such as short sales, puts or calls.

Communications with the Board of Directors.

If you would like to communicate with the Company’s directors, please send a letter to the following address: Turtle Beach Corporation c/o John T. Hanson, Corporate Secretary, 44 South Broadway, 4th Floor, White Plains, New York 10601. The Company’s Corporate Secretary will review each such communication and forward a copy to the Board.

Meetings of the Board of Directors and Stockholders.

It is the policy of the Board to meet at least quarterly. The Board held twenty (20) meetings in 2021. In 2021, the Board also held regular executive sessions where non-management directors met without management participation. Each then-serving incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served in 2021. Each of our then-serving directors attended our annual meeting of stockholders in 2021 virtually. Under our Corporate Governance Principles and Guidelines, all directors are expected to attend the Company’s annual meetings of stockholders, except in the event of unavoidable or extenuating circumstances.

Committees of the Board of Directors.

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee — The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance-Audit Committee Charter.” The Audit Committee’s primary purpose is to assist the Board in the oversight of the integrity of its accounting and financial reporting process, audits of the Company’s financial statements and its compliance with legal and regulatory requirements. The functions of the Audit Committee include, among other things: (i) hiring the Company’s independent registered public accounting firm to conduct the annual audit of the Company’s consolidated financial statements and monitoring its independence and performance; (ii) reviewing and approving the planned scope of the annual audit and the results of the annual audit; (iii) pre-approving all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm; (iv) reviewing the significant accounting and reporting principles to understand their impact on the Company’s consolidated financial statements; (v) reviewing the Company’s internal financial, operating and accounting controls with management and the Company’s independent registered public accounting firm; (vi) reviewing with management and the Company’s independent registered public accounting firm, as appropriate, the Company’s financial reports, earnings announcements and its compliance with legal and regulatory requirements; (vii) establishing procedures for

9

Corporate Governance

the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and confidential submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; (viii) reviewing and approving related-party transactions; and (ix) reviewing and evaluating the Audit Committee charter.

It is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal audit function and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. In addition, the Committee periodically meets in executive session without management present. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s website. The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. See the “Certain Relationships and Related Party Transactions” section of this Proxy Statement.

The current members of the Audit Committee are Mr. Keitel, Ms. Scherping and Dr. Wolfe. Mr. Keitel serves as the Chair of this committee. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” as defined in the applicable Nasdaq listing standards and the applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that Mr. Keitel is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held six (6) meetings in 2021. Ms. Scherping joined the Audit Committee following her appointment to the Board on May 17, 2022.

Compensation Committee — The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance-Compensation Committee Charter.” The primary purpose of the Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of the Company’s executive officers, directors and employees and to administer the Company’s equity compensation and other benefit plans including the 2013 Stock Based Incentive Compensation Plan, as amended from time to time.

In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and, as appropriate, employee compensation for consistency with the Company’s compensation philosophy, as in effect from time to time. The functions of the Compensation Committee include, among other things: (i) designing and implementing competitive compensation policies to attract and retain key personnel; (ii) reviewing and formulating policy and determining the compensation of the Company’s executive officers and employees; (iii) reviewing and recommending to the Board the compensation of the directors; (iv) administering the Company’s equity incentive plan and granting equity awards to employees and directors under this plan; (v) engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and (vi) reviewing and evaluating the Compensation Committee charter.

The Compensation Committee makes all decisions regarding the CEO’s compensation. Decisions regarding the compensation of the other Named Executive Officer is made by the Compensation Committee in consultation with, and upon the recommendation of, the CEO. In this regard, the CEO provides the Compensation Committee evaluations of business goals and objectives and executive performance and recommendations regarding salary levels, equity grants and other incentive awards. The Compensation Committee’s charter authorizes the Compensation Committee, in its sole discretion, to retain and terminate consultants to assist it in the performance of its duties, including the evaluation of compensation for the Named Executive Officers. The Compensation Committee has sole authority to approve the fees and other retention terms of any such consultant.

Pursuant to its authority under its charter to retain compensation consultants, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an executive compensation consulting firm, to act as its independent advisor with respect to 2021 compensation decisions. We utilize Compensia to conduct a comprehensive review and benchmarking of overall executive and director compensation programs every two years. All services provided by Compensia to the Compensation Committee are conducted under the direction and authority of the Compensation Committee, and all work performed by Compensia must be pre-approved by the Compensation Committee. Compensia does not provide any other services to the Company and does not own any shares of the Company’s stock. There are no personal or business relationships between the Compensia consultants and any executive of the Company. In addition, there are no personal relationships between the Compensia consultants and any member of the Compensation Committee. Compensia maintains a detailed conflict of interest policy in order to ensure that the compensation committees for which it works receive conflict-free advice.

The current members of the Compensation Committee are Mr. Ballard, Mr. Stech and Ms. Thompson, and Mr. Ballard serves as the Chair of the committee. The Board has determined that Mr. Ballard, Mr. Stech and Ms. Thompson are “independent” as defined in the applicable Nasdaq listing standards, non-employee directors under SEC Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met three (3) times in 2021. Ms. Thompson joined the Compensation Committee effective May 17, 2022, and Mr. Stech joined the Compensation Committee following his appointment to the Board on May 17, 2022.

2022 Proxy Statement	10

Corporate Governance

Nominating and Governance Committee — The Nominating and Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Nominating and Governance Committee Charter.” The primary purpose of the Nominating and Governance Committee is to assist the Board in promoting the best interest of the Company and its stockholders through the implementation of sound corporate governance principles and practices. The functions of the Nominating and Governance Committee include, among other things: (i) identifying, reviewing and evaluating candidates to serve on the Board; (ii) determining the minimum qualifications for service on the Board; (iii) developing and recommending to the Board an annual self-evaluation process for the Board and overseeing the annual self-evaluation process; (iv) overseeing the Company’s ESG practices; (v) developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board any changes to such principles; and (vi) reviewing and evaluating the Nominating and Governance Committee’s charter.

The Nominating and Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources, which may include, in some cases, a third-party firm. Stockholder suggestions for nominees for director should be submitted to the Company’s Secretary no later than the date by which stockholder proposals for action must be submitted (see “Submission of Stockholder Proposals and Director Nominations” below) and should include the information required under our Bylaws.

The current members of the Nominating and Governance Committee are Dr. Wolfe, Ms. Scherping and Ms. Thompson, and Dr. Wolfe serves as the Chair of the committee. The Board has determined that Dr. Wolfe, Ms. Scherping and Ms. Thompson are “independent” as defined in the applicable Nasdaq listing standards and the applicable rules under the Exchange Act. The Nominating and Governance Committee met one (1) time in 2021. Ms. Scherping joined the Nominating and Governance Committee following her appointment to the Board on May 17, 2022.

11

Submission Of Stockholder Proposals And Director Nominations

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the annual meeting of stockholders to be held in 2023 must submit the proposal so that the Secretary of the Company receives it no later than January 20, 2023. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

In addition, under the Bylaws certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders that will not be included in our Proxy Statement. A stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders that is not included in our proxy statement must submit written notice of such nomination or proposal so that the Secretary of the Company receives it no later than April 8, 2023 but no earlier than March 9, 2023, which is sixty (60) days and ninety (90) days prior to the one year anniversary of the date of the Annual Meeting, respectively. However, in the event that the Company does not hold an annual meeting of stockholders in a given year or if the date of the annual meeting of stockholders is changed by more than thirty (30) days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

2022 Proxy Statement	12

Item 1—Election Of Directors

ITEM 1—ELECTION OF DIRECTORS

The Bylaws provide that the Company’s business shall be managed by a Board ranging from one to twelve members. The number of directors may be increased or decreased from time to time by resolution of the Board. Directors are generally elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Board is currently comprised of eight members. The independent directors of the Board identify and recommend director candidates to serve on the Board. Director candidates are then nominated for election by the Board. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Bylaws (see “Submission of Stockholder Proposals and Director Nominations” above).

In identifying and recommending director candidates to serve on the Board, the independent directors of the Board consider the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills and other qualifications or attributes that the individual nominees collectively bring to the Board and striving to maintain diversity of representation among its members. The independent directors also consider each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. The characteristics which the independent directors consider include, but are not limited to, an individual’s: (i) personal integrity and professional ethical standards along with the willingness to express independent thought; (ii) commitment to representing the long-term interests of the Company’s stockholders; (iii) practical wisdom and mature judgment; (iv) objectivity; (v) professional knowledge and business expertise; and (vi) broad industry knowledge. The Nominating and Governance Committee also considers diversity criteria, including gender, race and ethnicity, in identifying and evaluating director nominees, and the Board values diverse viewpoints, backgrounds, and experiences. In 2021 and early 2022, the charter of the Nominating and Governance Committee was amended to implement a commitment to interview at least one diverse candidate for each open director position and a goal of having at least two diverse directors, as contemplated by Nasdaq listing rules, on the Board.

Eight directors are to be elected at this Annual Meeting. All of the Company’s nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the Company’s nominees are unable to serve or for good cause will not serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee(s) designated by the Board. In no event, however, will the shares represented by proxy be voted for more than eight nominees. Director elections are determined by a plurality of the votes of the shares present at the Annual Meeting virtually or represented by proxy and entitled to vote on the election of directors.

We are confident that all of the directors in our slate of Board nominees have the right mix of professional accomplishment, skills, experiences and reputation that makes them exceptionally qualified to serve as representatives of all stockholders. We are committed to engaging with our stockholders and continuing to respond to stockholder feedback about the Company, and we believe we are in the best position to oversee the execution of our long-term strategic plan to grow and realize stockholder value. The Board unanimously recommends that you vote “FOR” the election of Juergen Stark, William E. Keitel, L. Gregory Ballard, Katherine L. Scherping, Brian Stech, Kelly Thompson, Michelle D. Wilson and Andrew Wolfe. Set forth below is information regarding each of the Company’s director nominees, including the specific experience, qualifications, skills or attributes that led to the conclusion that such nominee should serve as a director of the Company. Please see “Item 1—Election of Directors, Nominees for Director.” for more information about each director nominee’s individual qualifications that make him or her qualified to serve as a director.

Name	Age	Title

Juergen Stark	55	Chairman, Chief Executive Officer and President

William E. Keitel	69	Lead Independent Director

L. Gregory Ballard	68	Independent Director

Katherine L. Scherping	62	Independent Director

Brian Stech	46	Independent Director

Kelly Thompson	52	Independent Director

Michelle D. Wilson	57	Independent Director

Andrew Wolfe, Ph.D.	59	Independent Director

13

Item 1—Election Of Directors

DIRECTOR SKILLS MATRIX	# of Directors
Executive Leadership Experience	8

Financial and Operations Experience	6

Product & Intellectual Prop. Strategies Experience	5

eCommerce & Merchandising Experience	4

Capital Markets/Investment Management	3

Mergers and Acquisitions	6

Gaming Industry Experience	4

Computer Technology Experience - Hardware & Software Development	4

Other Public Company Board Experience	4

Board Diversity.

The chart below reflects the diversity of our director nominees based on the self-identified characteristics of our director nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (As of May 20, 2022)

Total Number of Directors	8
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5
Number of Directors who identify in any of the categories below
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

2022 Proxy Statement	14

Item 1—Election Of Directors

Nominees for Director.

Juergen Stark	Age: 55

Chief Executive Officer, President and Chairman

Biographical Information

Juergen Stark joined Turtle Beach in September 2012 as CEO, president, and a board director, and was named chairman of the Board in January 2020. From August 2010 to June 2012, Mr. Stark was the COO for Motorola Mobility Holdings, Inc.’s multi-billion-dollar mobile devices business. Prior to that role, he ran multiple hardware and software businesses in the consumer, enterprise, and government sectors for Motorola. Earlier in his career, he was CEO of Centerpost Corporation, a technology company he co-founded in 2000.

Qualifications

Mr. Stark brings over 20 years of experience in both hardware and software technology. As CEO, Mr. Stark has led the Company’s share and brand leadership in console gaming headsets, while expanding the brand into new categories including controllers and gaming simulation accessories and retiring all long-term debt. Under his leadership, Turtle Beach has completed two significant acquisitions, including ROCCAT GmbH in 2019, which drove the Company’s expansion into PC accessories, and Neat Microphones in 2021, which advanced the Company’s expansion into the digital microphone market. Mr. Stark’s critical perspective and business experience in consumer and enterprise hardware and software businesses, as well as extensive operating and senior management experience, provide him with the qualifications and skills to serve as a director.

William E. Keitel	Age: 69

Lead Independent Director Committees Audit (Chair)

Biographical Information

Bill Keitel joined the Board in January 2014 and has served as the Company’s lead independent director since January 2020. He is also chairman of the Audit Committee. Before joining the Board, Mr. Keitel served as special advisor to Qualcomm Incorporated from March 2013 to November 2013, Executive Vice President of Qualcomm from December 2003 to March 2013, Chief Financial Officer of Qualcomm from February 2002 to March 2013, and Senior Vice President and Corporate Controller of Qualcomm from May 1999 to February 2002. Prior to Qualcomm, Mr. Keitel held senior financial roles at Nortel and PepsiCo.

Qualifications

Mr. Keitel brings nearly 30 years of senior executive technology company experience. During his 17 years at Qualcomm, the company grew revenues from approximately $800 million to approximately $25 billion, and he was named to Institutional Investor Magazine’s “Best CFOs in America” list for nine consecutive years. Mr. Keitel’s many years of senior executive experience with technology companies and meaningful financial, accounting, and public company management expertise qualifies him to serve as a director.

15

Item 1—Election Of Directors

L. Gregory Ballard	Age: 68

Director Since April 2017 Committees Compensation (Chair)

Biographical Information

Greg Ballard joined the Board in April 2017 and is chairman of the Compensation Committee. Mr. Ballard currently serves as general partner of Eleven Ventures, an operationally focused seed venture investment fund. Prior to joining Eleven Ventures, Mr. Ballard served as Senior Vice President of Mobile, Social and Emerging Platforms and Senior Vice President of Digital Games for Warner Bros. Interactive Entertainment from April 2013 to 2016 and October 2010 to 2016, respectively. From May 2010 to September 2010, Mr. Ballard served as Chief Executive Officer of Transpera, Inc., a mobile video advertising network. He also served as president & CEO of Glu Mobile Inc., a publisher of mobile video games, from October 2003 to December 2009, has served as CEO of SONICblue, Inc., Ancestry.com, 3DFX Interactive, and has held senior management roles for Virgin USA, Time Warner, and Capcom. Mr. Ballard has previously served on the public boards of DTS Inc., Glu Mobile Inc., Pinnacle Systems, Inc., Imagine Games Network, and THQ Inc.

Qualifications

Mr. Ballard brings nearly 40 years of experience as an executive, investor, and entrepreneur with various technology companies Mr. Ballard’s significant expertise across gaming, mobile, and content, in addition to extensive management and board expertise, qualifies him to serve as a director.

Katherine L. Scherping	Age: 62

Director Since May 2022 Committees Audit Nominating and Governance

Biographical Information

Katherine L. Scherping, CPA, CGMA joined the Board in May 2022 and is a member of the Audit Committee and Nominating and Governance Committee. Ms. Scherping has served as Chief Executive Officer of KLS Advisors, Inc., a financial and executive leadership advisory firm, since October 2011. Ms. Scherping previously served as Chief Financial Officer of National CineMedia, Inc. (Nasdaq: NCMI), the largest cinema advertising network in the U.S., from August 2016 to March 2020. She also served in various positions at QCE, LLC (d/b/a Quiznos Subs), a privately held quick-serve sub sandwich restaurant franchisor, including as Interim Chief Executive Officer in 2016 and Chief Financial Officer from December 2013 to July 2016. Previously, Ms. Scherping also served in senior financial leadership roles at Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB) and Tanning Technology Corporation (formerly Nasdaq: TANN), which operated as an information technology services provider Ms. Scherping served as a member of the Board of Directors of Papa Murphy’s Holdings, Inc. (formerly Nasdaq: FRSH), from February 2017 until its acquisition by MTY Food Group Inc. (OTC: MTYFF) in May 2019. Ms. Scherping received her B.S. in Accounting from Northern Illinois University.

Qualifications

Ms. Scherping has over 38 years of finance, accounting and managerial experience. This experience, as well as her service as the Chief Financial Officer of several public and private companies across multiple industries, including over 18 years in international hospitality and consumer businesses, make her well-qualified to serve as a director.

2022 Proxy Statement	16

Item 1—Election Of Directors

Brian Stech	Age: 46

Director Since May 2022 Committees Compensation

Biographical Information

Brian Stech joined the Board in May 2022 and is a member of the Compensation Committee. Mr. Stech has served as the Chief Executive Officer of Vinci Brands LLC, a global leader in consumer tech protection, carry and power solutions, since August 2021. Previously, Mr. Stech served as Chief Executive Officer of Incipio Group, from September 2019 until it was sold in August 2021. Prior to that, Mr. Stech served in various senior level roles at ZAGG, Inc. (formerly Nasdaq: ZAGG), including as President from March 2018 to July 2019, Chief Commercial Officer from July 2017 to March 2018, President of the ZAGG Business Unit from 2016 to July 2017 and Executive Vice President, Global Sales and Marketing from 2014 to 2016. Previously, Mr. Stech also served as President of SteelSeries ApS from 2008 to 2014, Global Director, Marketing & Channel Development for Motorola, Inc. (formerly NYSE: MOT), from 2006 to 2008, General Manager & Director of Mobility Electronics, Inc. (formerly Nasdaq: MOBE) (n/k/a iGo, Inc.), from 2000 to 2006; and Sales & Category Management for Ralston Purina Company (n/k/a Nestlé Purina PetCare Company), from 1998 to 2000. Mr. Stech has served on the Board of Directors of GUNNAR Optiks, LLC, a gaming and computer eyewear company, since January 2017. Mr. Stech received his B.S. in Business from Indiana University.

Qualifications

Mr. Stech has diverse M&A and leadership experience in global sales, marketing, product and general management roles and brings operational expertise in the gaming peripherals space, which make him well-qualified to serve as a director.

Kelly A. Thompson	Age: 52

Director Since August 2019 Committees Compensation Nominating and Governance

Biographical Information

Kelly Thompson joined the Board in August 2019 and is a member of the Compensation Committee and Nominating and Governance Committee. Ms. Thompson previously served as COO of samsclub.com, a subsidiary of Walmart, from February 2017 to February 2019, overseeing a multi-billion-dollar omni-channel P&L as well as transformation efforts within the “Digital” strategic workstream. Prior to samsclub.com, Ms. Thompson was Senior Vice President, Global Category Development for Walmart global eCommerce from January 2015 to February 2017, and Senior Vice President Merchandising, Planning and Marketplace for Walmart.com from February 2012 through 2014, which she was promoted to after serving as VP Chief Merchant for Walmart.com since February 2008. Throughout her tenure at Walmart.com, she focused on building out assortment, talent and infrastructure to deliver accelerated growth. Additionally, she spent 10 years in key merchandising leadership roles at Gap, Inc. She currently serves on the board of directors for First Hawaiian Inc. (Nasdaq:FHB), a.k.a. Brands (NYSE:AKA), and Bolt Threads.

Qualifications

Ms. Thompson has over 20 years of consumer retail experience across physical, digital and omni-channels. Ms. Thompson brings a wealth of retail, merchandising, and eCommerce expertise to the Board which qualifies her to serve as a director.

17

Item 1—Election Of Directors

Michelle D. Wilson	Age: 57

Director Since May 2022

Biographical Information

Michelle D. Wilson joined the Board in May 2022. Ms. Wilson has served as Co-Founder and Co-Chief Executive Officer of Isos Capital Management, an independent investment firm focused on investment opportunities in the media, entertainment and sports industries, since January 2021. Ms. Wilson previously served as the Co-Founder, Co-Chief Executive Officer and Co-Chairman of Isos Acquisition Corporation (n/k/a Bowlero Corp. (Nasdaq: BOWL)), from January 2021 until its merger with Bowlero Corp. (“Bowlero”) in December 2021. From February 2020 to December 2020, Ms. Wilson was a private investor. Prior to that, Ms. Wilson served in various roles for World Wrestling Entertainment, Inc. (NYSE: WWE) (“WWE”), including as Co-President and member of the Board of Directors from February 2018 to January 2020, Chief Revenue & Marketing Officer from 2013 to February 2018 and Chief Marketing Officer from 2009 to 2013. Earlier in her career, Ms. Wilson served in various positions with the United States Tennis Association, the XFL, the National Basketball Association, RJR Nabisco, Inc. (n/k/a Nabisco), and Johnson & Johnson (NYSE: JNJ). Ms. Wilson currently serves as a member of the board of directors of Bowlero and the Make-A-Wish Foundation of Connecticut, since 2015. Ms. Wilson received her MBA from Harvard Business School and her BSE in Chemical Engineering from the University of Pennsylvania.

Qualifications

Ms. Wilson possesses business and financial planning expertise and extensive executive-level experience in marketing, strategy and operations across a variety of consumer brands and sectors. This experience, along with her operational and strategic expertise as a board member of public companies, make her well-qualified to serve as a director.

Andrew Wolfe, Ph.D.	Age: 59

Director Since February 2012 Committees Audit Nominating and Governance (Chair)

Biographical Information

Andrew Wolfe joined the Board in February 2012 and is a member of the Audit Committee and chairman of the Nominating and Governance Committee. Dr. Wolfe founded Wolfe Consulting in 2002, and currently serves as a technology and intellectual property consultant in the consumer electronics, computer, and semiconductor industries. He also testifies and serves as a consulting expert for intellectual property and other technology-related litigation matters. In addition, he serves as a lecturer at Santa Clara University where he teaches about Embedded Systems, Computer Architecture, and Mechatronics and he is currently a fellow at the Institute of Electrical and Electronic Engineers (IEEE). Previously, Dr. Wolfe was CTO for SONICblue, Inc. (formerly S3, Inc.) from 1999 to 2002 and also served as Senior Vice President of Business Development from 2001 to 2002.

Qualifications

Dr. Wolfe has over 30 years of experience working with Fortune 500 corporations and technology startups with expertise in developing new products and technologies as well as in product and intellectual property strategy. Dr. Wolfe’s notable technology, intellectual property, and licensing experience qualifies him to serve as a director.

The Board unanimously recommends a vote FOR each of the listed nominees by voting on the Proxy Card.

2022 Proxy Statement	18

Executive Compensation

EXECUTIVE OFFICERS

The following table sets forth the names, current ages and titles of the Company’s current executive officers. The Company only has two executive officers.

Name	Age	Title

Executive Officers

Juergen Stark	55	Chairman, Chief Executive Officer and President

John T. Hanson	65	Chief Financial Officer, Treasurer and Secretary

Juergen Stark is described as a director nominee above.

John T. Hanson. Mr. Hanson is our Chief Financial Officer, Treasurer and Secretary and has served as Chief Financial Officer of the Company since September 2013. Before joining Turtle Beach, Mr. Hanson served as Executive Vice President and Chief Financial Officer of Dialogic, Inc., a global telecommunications network appliance and software business, from September 2011 to June 2013. From June 2013 to September 2013 and from April 2011 to September 2011, Mr. Hanson pursued personal interests. From April 2008 to April 2011, Mr. Hanson served as Chief Financial Officer for OneCommunications Corp., a local exchange carrier located in Boston, Massachusetts. Mr. Hanson has also previously served as the Chief Financial Officer for Worldport Communications, Inc., Millennium Rail, Inc., and Wace USA, Inc., and in other senior financial positions with Motorola, Inc. and Ameritech, Inc. Mr. Hanson has a B.A. in Commerce with an accounting major from DePaul University and an M.B.A. from the Northwestern University J.L. Kellogg Graduate School of Business. He is a CPA (inactive) in Illinois and was previously an adjunct professor at the Lake Forest Graduate School of Management.

19

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of May 17, 2022 for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s current executive officers and directors, and (iii) all of the Company’s current executive officers and directors as a group. Other than as set forth below, we are not aware of any other stockholder who may be deemed a beneficial owner of more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after May 17, 2022 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Turtle Beach Corporation, 44 South Broadway, 4th Floor, White Plains, New York 10601.

Executive Officers and Directors	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)

Juergen Stark(3)	669,693	4.0%

John T. Hanson(4)	84,298	*

William E. Keitel(5)	140,449	*

Andrew Wolfe, Ph.D.(6)	104,541	*

L. Gregory Ballard(7)	88,755	*

Kelly Thompson(8)	43,253	*

Katherine L. Scherping	5,576	*

Brian Stech	5,576	*

Michelle D. Wilson	5,576	*

All current executive officers and directors as a group (9 persons)	1,147,717	6.9%

Stockholders of 5% or more (excludes executive officers and directors)

BlackRock, Inc.(9)	1,022,719	6.2%

The Vanguard Group (10)	807,305	4.9%

The Donerail Group LP(11)	1,436,365	8.7%

*	Less than 1%.

(1)	As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security.

(2)	Beneficial ownership percentages are based upon 16,560,331 shares of Common Stock outstanding as of May 17, 2022.

(3)	Includes 517,499 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022.

(4)	Includes 47,920 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022.

(5)

Includes 67,887 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022 and 14,500 shares held by The Keitel McSweeney Family Trust, of which Mr. Keitel is a trustee.

(6)	Includes 36,963 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022.

(7)	Includes 44,852 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022 and 2,000 shares held by his spouse.

(8)	Includes 19,502 stock options that are either currently exercisable or exercisable within sixty (60) days of May 17, 2022.

(9)

According to a Schedule 13G/A filed with the SEC on February 3, 2022, reporting the beneficial ownership of 1,022,719 shares of Common Stock. BlackRock, Inc. reported it has sole voting power over 1,014,474 shares and sole dispositive power over 1,022,719 shares of Common Stock, respectively. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)

According to a Schedule 13G filed with the SEC on February 10, 2022, reporting the beneficial ownership of 807,305 shares of Common Stock. The Vanguard Group reported it has shared voting power over 24,172 shares, sole dispositive power over 778,076 shares and shared dispositive power over 29,229 shares of Common Stock, respectively. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2022 Proxy Statement	20

Security Ownership of Certain Beneficial Owners and Management

(11)

According to a Schedule 13D/A jointly filed with the SEC on May 17, 2022 by The Donerail Group LP (“Donerail Group”), William Wyatt (“Wyatt”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), SCW Capital, LP (“SCW”), SCW Capital QP, LP (“SCW QP”), SCW Capital Management, LP (“SCW Management”), Trinity Investment Group, LLC (“Trinity”) and Robert Cathey (“Cathey,” and, together with SCW, SCW QP, SCW Management and Trinity, “SCW Funds”), reporting the aggregate beneficial ownership of 1,436,365 shares of Common Stock. Donerail Group reported that it beneficially owns 833,000 shares of Common Stock, including 233,000 shares of Common Stock underlying exercisable call options, and shares voting and dispositive power over such shares with each of Wyatt, HFA and HMC. In addition to having sole voting and dispositive power over 37,500 shares, Wyatt, as the Managing Partner of Donerail Group, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by Donerail Group. HFA, in its capacity as “filing adviser” with supervisory control of Donerail Group, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by Donerail Group. HMC, in its capacity as managing member of the general partner of Donerail Group, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by Donerail Group. SCW reported that it beneficially owns 366,083 shares of Common Stock and shares voting and dispositive power over such shares with SCW Management, Trinity and Cathey. SCW QP reported that it beneficially owns 169,782 shares of Common Stock and shares voting and dispositive power over such shares with SCW Management, Trinity and Cathey. Cathey reported that he beneficially owns 565,865 shares of Common Stock, holding sole voting and dispositive power over 30,000 shares of Common Stock and sharing voting and dispositive power over 366,083 shares of Common Stock beneficially owned by SCW and 169,782 shares of Common Stock beneficially owned by SCW QP. SCW Management, as the investment manager to SCW and SCW QP, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by SCW and SCW QP. Trinity, as the general partner of SCW, SCW QP, and SCW Management, may be deemed the beneficial owner of the shares of Common Stock beneficially owned by SCW and SCW QP.

The address for Donerail Group and Wyatt is 240 26th Street, 2nd Floor, Santa Monica, CA 90402. The address for HFA and HMC is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203. The address for SCW Funds is 3131 Turtle Creek Blvd, Suite 850, Dallas, TX 75219.

21

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (i) the preparation, presentation, and integrity of the Company’s financial statements; (ii) the appropriateness of the accounting principles and reporting policies that are used by the Company; (iii) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (iv) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (a) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America and (b) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will, however, take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee is directly responsible for the selection of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and, if applicable, its internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and, as applicable, internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, each of whom the Board has determined to be independent as that term is defined by applicable Nasdaq listing standards and SEC rules. The Board has determined, in accordance with applicable Nasdaq listing standards, that Mr. Keitel is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance-Audit Committee Charter”. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 with the Company’s management and its independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases and Exchange Act filings for the year ended December 31, 2021, with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding

2022 Proxy Statement	22

Audit Committee Report

the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the 2021 results of its consolidated financial statement audit and the overall quality of the Company’s financial reporting. The independent registered public accounting firm has direct access to the Audit Committee at any time on any issue of its choosing, and the Audit Committee has the same direct access to the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s 2021 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has appointed the firm of BDO USA, LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2022.

AUDIT COMMITTEE

William E. Keitel, Chairman

L. Gregory Ballard

Andrew Wolfe, Ph.D.

Katherine L. Scherping was appointed to the Audit Committee on May 17, 2022 and did not participate in the matters referred to above in the report of the Audit Committee.

23

ITEM 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022 and internal control over financial reporting. Although action by the stockholders on this matter is not required under Nevada law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of the votes cast (excluding abstentions) at the Annual Meeting. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of BDO USA, LLP are expected to attend the Annual Meeting telephonically. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Principal Accountant Fees and Services.

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 set forth in our Annual Reports on Form 10-K for the years then ended and (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2021 and 2020, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below:

	2021	2020

Audit Fees	$808,258	$844,038

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

	$808,258	$844,038

Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees: Audit-related fees consist of fees for professional services reasonably related to the performance of the audit or review of the financial statements and are not included in Audit Fees.

Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.

All other fees: Fees for products and services other than the services described above.

Pre-approval of Services.

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, BDO USA, LLP, require pre-approval by the Audit Committee in accordance with the Audit Committee charter. The Company’s Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee pre-approved all of the 2021 and 2020 fees paid to BDO USA, LLP.

2022 Proxy Statement	24

ITEM 3 - Advisory Vote on the Compensation of the Company’s Named Executive Officers

ITEM 3 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC and Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the agreements and practices described in this Proxy Statement. This vote is advisory and is therefore not binding on us or the Board. The Board values the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

The Company uses external compensation expertise and benchmarking to ensure that its executive compensation program is competitive and appropriate while being designed to align pay with short and long-term company performance, to put a substantial portion of compensation at risk, and to reward unique or exceptional contributions to overall sustainable value creation for stockholders. Because the Board believes that the compensation of our Named Executive Officers as described in “Executive Compensation” appropriately addresses those objectives, it recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the executive compensation tables and related disclosures.

The affirmative vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. For purposes of determining approval of this proposal, abstentions and broker non-votes will not affect the results of this vote.

The Board unanimously recommends a vote FOR approval of the compensation of our Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the compensation tables and related disclosures.

25

Executive Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the Named Executive Officers listed in the “Summary Compensation Table” below. As a smaller reporting company, we are only required to include compensation disclosure for our principal executive officer and our two other most highly compensated executive officers, the Named Executive Officers. The Company only has two executive officers. For 2021, our Named Executive Officers were as follows:

•	Juergen Stark, Chief Executive Officer, President and Chairman of the Board

•	John T. Hanson, Chief Financial Officer, Treasurer and Corporate Secretary

We review compensation annually for all executive employees, including our Named Executive Officers. In setting base salaries and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our Named Executive Officers and achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company.

Peer Group and Market Data.

We utilize Compensia, an independent compensation consultant, to conduct a comprehensive review and benchmarking of overall executive and director compensation programs every two years. Compensia produced benchmarking analysis for our Named Executive Officers in 2021, including other senior management, and the Compensation Committee of the Board reviewed Compensia’s benchmarking analysis when making compensation decisions in 2021. We use this same benchmarking analysis to set performance-driven compensation plans for our senior management.

2021 Peer Group

Agilysys, Inc. (AGYS)

Arlo Technologies Inc. (ARLO)

Avid Technology, Inc. (AVID)

CalAmp Corp. (CAMP)

Corsair Gaming, Inc. (CRSR)

Digi International Inc. (DGII)

Digital Turbine Inc. (APPS)

EMCORE Corporation (EMKR)

Glu Mobile Inc. (GLUU)

GoPro Inc. (GPRO)

Harmonic Inc. (HLIT)

Iteris Inc. (ITI)

Telenav Inc. (TNAV)

Universal Electronics Inc. (UEIC)

VOXX International Corp (VOXX)

In 2021, after discussions with Compensia, the Compensation Committee decided to add Corsair Gaming Inc., GoPro Inc. and Universal Electronics Inc. to the Company’s peer group for 2021 compensation considerations. In connection with the addition of the other companies, they also removed MobileIron and Rosetta Stone because they were acquired in 2020, ZAGG because its acquisition was announced in December 2020 although it was not completed until February 2021, and Mohawk Group Holdings.

Our peer companies were selected based on best practices criteria developed to identify comparable peer companies in terms of industry and financial characteristics to provide the Compensation Committee with relevant and meaningful compensation information in support of compensation decision-making. Our peer group includes companies that compete with us for both labor and capital, have a similar enterprise value, or who are in similarly sized and situated business. Our peer companies are headquartered in the U.S. and are part of the consumer-related technology industry with a focus on audio and video equipment, electronic products, software, and consumer durables and apparel.

The Compensation Committee used peer group compensation data as a guide rather than a rule when establishing the compensation levels for our Named Executive Officers. The Compensation Committee establishes salaries, annual bonuses, and long-term incentives at what it generally believes to be near the market median of compensation levels available to similarly situated executives in the marketplace. To maintain our efforts to retain talented executives and stay competitive in the marketplace, we have engaged Compensia again in 2022 to provide recommendations to ensure that our compensation program continues to enable us to attract and retain qualified executives.

2022 Proxy Statement	26

Executive Compensation

Compensation Practices.

We monitor best practices and emerging trends in executive compensation to determine what enhancements or changes should be made to our executive compensation program. The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of the Named Executive Officers and our stockholders:

	Things We Do		Things We Don’t Do
✓	We have a pay for performance compensation structure tied to achieving financial targets and specific business objectives, including through performance stock units	✗	We do not have individual formal employment agreements

✓	We consider and benchmark against relevant peer groups in establishing compensation	✗	We do not provide excessive executive perquisites

✓	We use financial metrics in our short-term incentive plan	✗	We do not encourage excessive risk-taking in our compensation practices

✓	We have an independent compensation consultant	✗	We do not have a minimum payout of annual or long-term incentive compensation

✓	2021 executive compensation was heavily skewed toward equity-based, rather than cash compensation, the majority of which is subject to multi-year vesting provisions	✗	We do not provide 280G gross-up payments

✓	We have “double trigger” equity vesting	✗	We do not offer pension benefits or supplemental executive retirement plans

		✗	We do not reprice stock options

		✗	We do not offer discounted stock options

Summary Compensation Table.

The following table sets forth information for the fiscal years ended December 31, 2021 and 2020 concerning compensation of our Named Executive Officers: Mr. Juergen Stark, our Chief Executive Officer (our principal executive officer), and Mr. John T. Hanson, our Chief Financial Officer:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Juergen Stark	2021	586,539	2,743,000	0	528,459	55,189	3,913,187
Chief Executive Officer, President and Chairman	2020	550,000	342,125	354,200	995,802	33,643	2,275,770
John T. Hanson	2021	372,308	987,480	0	203,718	34,944	1,598,450
Chief Financial Officer	2020	365,000	163,625	169,400	395,415	19,720	1,113,160

(1)

As discussed in “Base Salary,” Mr. Stark and Mr. Hanson received base salary increases effective March 29, 2021. Accordingly, salary for 2021 reflects approximately three months compensation at 2020 base salary levels and approximately nine months compensation at 2021 base salary levels.

(2)

Amounts shown in this column do not reflect actual compensation received by the Named Executive Officers. The “Stock Awards” column reports the grant date fair value of stock awards, which for 2021 included a performance stock unit award and a restricted stock award, in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for awards granted during the applicable year and assume no forfeiture rate derived in the calculation of the grant date fair market value. Assumptions used in calculating the value of stock awards are included in Note 11 in the notes to our financial statements included in our most recent Annual Report on Form 10-K. As the performance stock unit awards granted in 2021 are subject to performance conditions, the amount reported in the table above reflects the value at grant date based upon the probable outcome of such conditions as of the grant date. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance stock unit awards would have been $2,743,000 for Mr. Stark and $987,480 for Mr. Hanson.

(3)

Amounts shown in this column do not reflect actual compensation received by the Named Executive Officers. The “Option Awards” column reports the grant date fair value of option awards in accordance with the provisions of ASC 718 for awards granted during the applicable year and assume no forfeiture rate derived in the calculation of the grant date fair market value. Assumptions used in calculating the value of option awards are included

27

Executive Compensation

in Note 11 in the notes to our financial statements included in our most recent Annual Report on Form 10-K. The Named Executive Officer will only realize compensation with respect to option awards to the extent the trading price of our Common Stock is greater than the exercise price of the stock option at the time an option is exercised.

(4)

Messrs. Stark and Hanson earned $528,459 and $203,718, respectively, in 2021 pursuant to the Company’s annual performance-based incentive cash bonus plan. Payments with respect to the amounts reported for each individual in 2021 were paid in April 2022. For the amounts reported for 2020, the amounts reported for each individual were paid in April 2021.

(5)

The amounts reported in the “All Other Compensation” column include the employer portion of payments pursuant to the Company’s medical and dental plans and matching of 401(k) contributions available to all employees.

Narrative to Summary Compensation Table.

Employment Agreements

The Company does not have formal employment agreements with its executive officers, but Messrs. Stark and Hanson did enter into offer letters when they commenced employment as described below:

Pursuant to their original offer letters in 2012, Messrs. Stark and Hanson were entitled to (i) base salary and (ii) incentive performance compensation initially targeted at 60% of base salary for Mr. Stark and 40-50% of base salary for Mr. Hanson (which percentages have since been increased pursuant to the amendments described below).

The offer letters for Messrs. Stark and Hanson provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. The Compensation Committee believes that these severance benefits provide an incentive to the Named Executive Officers to remain with the Company and serve to align the interests of the Named Executive Officers with the interests of our stockholders, including in the event of a potential acquisition of the Company. “Cause” and “Good Reason” as used below have the meanings given to them in the applicable Named Executive Officer’s offer letter.

On August 3, 2021, the Company entered into an amendment to Mr. Stark’s 2012 offer letter (the “Amendment”) to reflect certain modifications to the severance provisions in such offer letter following review and discussion by the Compensation Committee in consultation with Compensia. The modifications are intended to align those severance benefits to those offered to other chief executive officers by peer companies and best practices based on a peer review and assessment report prepared by Compensia. Under the Amendment, if the Company terminates Mr. Stark’s employment without “Cause” or if Mr. Stark terminates his employment for “Good Reason,” in each case, other than following a Change in Control (as such term is defined under the Amended Retention Plan described below), the Company has agreed to pay Mr. Stark severance consisting of a continuation of his then-current base salary, as well as healthcare continuation benefits, for a period of twelve months following such termination and a pro-rated portion of his performance-based target bonus for the year in which such termination occurs. If such termination occurs following a Change in Control, the Company has agreed to pay Mr. Stark severance consisting of (i) a continuation of his then-current base salary, as well as healthcare continuation benefits, for a period of two years following such termination, (ii) a lump sum payment equal to two times his target bonus for the year in which such termination occurs, and (iii) accelerated vesting of all of his outstanding equity awards. The Amendment also updated Mr. Stark’s offer letter to reflect Mr. Stark’s current base salary of $600,000 and current target bonus for 2021 of 100% of his base salary.

On November 19, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Hanson to grant Mr. Hanson participation in the Amended Retention Plan as an Extended Participant, each as defined below under “Retention Plan.” The Letter Agreement provides that if Mr. Hanson’s employment is terminated by the Company without Cause or if Mr. Hanson terminates his employment for Good Reason during the one-year period following a Change in Control (as such term is defined under the Amended Retention Plan described below), then, subject to his execution and non-revocation of a general release, Mr. Hanson will be entitled to: (i) payment of any portion of his annual bonus under the Company’s Management Incentive Plan for the calendar year prior to the one in which the Transaction Date occurs that has not been paid prior to his termination date; (ii) a lump-sum payment equal his target bonus for the year of termination; (iii) continuation of his Base Pay for twelve (12) from the termination date of his employment in accordance with the Company’s ordinary payroll practices; and (iv) if he elects coverage under COBRA, reimbursement for the full amount of premiums for such continuation coverage for a period of twelve (12) months; provided, that, if he is entitled to severance benefits under his employment agreement, then he will only be entitled to the larger benefit for each of the items above as between the severance benefits in such employment agreement and under the Amended Retention Plan, but not both.

The offer letters for Messrs. Stark and Hanson each contained restrictive covenants pursuant to which the executives had agreed to refrain from competing with the Company or soliciting the Company’s employees or customers for a specified period following the executives’ termination of employment.

Retention Plan

On November 18, 2021, the Board approved the Company’s Amended and Restated Retention Plan (the “Amended Retention Plan”) which is intended to align severance benefits to those offered to other executive team employees by peer companies and best practice

2022 Proxy Statement	28

Executive Compensation

based on a peer review and assessment report prepared by Compensia. Participation in the Amended Retention Plan is open to any senior-level employee of the Company who is designated by the Board as being covered by the Amended Retention Plan.

Pursuant to the Amended Retention Plan, if a Participant is terminated by the Company without Cause or a Participant terminates his or her employment for Good Reason during the one-year period following a Change in Control (as each of those terms are defined under the Amended Retention Plan), the following severance benefits shall be provided: (i) payment of any portion of the Participant’s annual bonus under the Company’s Management Incentive Plan for the calendar year prior to the one in which the Transaction Date occurs that has not been paid prior to the Participant’s termination date; (ii) a lump-sum payment equal to the Participant’s target bonus for the year of termination multiplied by (x) the greater of 50% or the percentage of such year that the participant was employed by the Company, or (y) 100% if the participant is further designated by the Board as an Extended Participant (as defined under the Amended Retention Plan); (iii) continuation of the Participant’s base pay for six months (or twelve months if an Extended Participant) from the termination date of the Participant’s employment in accordance with the Company’s ordinary payroll practices; and (iv) if the Participant elects coverage under COBRA, reimbursement for the full amount of premiums for such continuation coverage for a period of six months (or twelve months if an Extended Participant), provided that, if a Participant is entitled to severance benefits under such Participant’s employment agreement, then the Participant shall only be entitled to the larger benefit for each of the items above as between the severance benefits in such employment agreement and under the Amended Retention Plan, but not both.

Base Salary

The Compensia benchmarking data was again used by the Compensation Committee to guide changes to Named Executive Officers compensation in 2021. Based on the benchmarking analysis, Mr. Stark received a 9.1% base salary increase from the annual base salary he has received since 2015, and Mr. Hanson received a 2.7% base salary increase from the annual base salary he has received since 2019. This is the first increase to Mr. Stark’s base salary since 2015, and the first increase to Mr. Hanson’s base salary since 2019, and Mr. Stark did not accept additional compensation when he assumed the role of Chairman in 2020. With these increases, the Compensation Committee has determined that the Named Executive Officers’ base salaries are well-positioned in line with market practice. Accordingly, pursuant to a recommendation from Mr. Stark, the Compensation Committee determined that Mr. Stark and Mr. Hanson will not receive any increases to their base salaries in 2022.

Name	2020 Base Salary	2021 Base Salary	Percentage Increase

Juergen Stark	$550,000	$600,000	9.1%

John T. Hanson	$365,000	$375,000	2.7%

29

Executive Compensation

Incentive Compensation We award both short-term and long-term incentive compensation to our Named Executive Officers.

Pay and Performance Alignment

50% of CEO Target Pay is Performance-Based

The following table summarizes the major elements of our CEO compensation program, which is designed to link pay and performance.

Incentive Compensation We award both short-term and long-term incentive compensation to our Named Executive Officers.

Short-Term Incentive Compensation: Annual Incentive Bonus

We pay annual performance bonuses to reward the performance achievements of our Named Executive Officers. The Compensation Committee believes that a significant portion of each Named Executive Officer’s compensation should be contingent on measurable individual and Company performance. We generally pay these bonuses in cash, and an executive must be employed by the Company on the pay date to receive a bonus. Each Named Executive Officer’s annual performance bonus is generally determined based on our achievement of company-wide objectives and individual objectives. Our Company objectives generally relate to the achievement of pre-established performance goals based on company-wide business targets, a significant portion of which focuses on meeting the Company’s financial objectives. Our individual objectives generally relate to the achievement of pre-established performance goals based on specific individual objectives.

For 2021, each Named Executive Officer was assigned a targeted payout, expressed as a percentage of his base salary for the year, which varied by his compensation tier. The Compensation Committee considered peer group benchmarking in establishing targeted payouts for our Named Executive Officers. Accordingly, the target bonus amounts were ultimately set as follows:

	2021 Target Bonus (% of Base Salary)	2021 Target Bonus ($)

Juergen Stark	100%	$600,000

John T. Hanson	65%	$243,750

The performance objectives are generally objectively determinable and measurable, and their outcomes are uncertain at the time established. For 2021, our Company objectives were achievement of designated levels of net revenues and adjusted earnings before interest, taxes, depreciation, and amortization. These threshold and target amounts were set aggressively in light of our record year in

2022 Proxy Statement	30

Executive Compensation

2020. The chart below summarizes our company-wide performance objectives for 2021 (with our Named Executive Officers receiving zero payouts if the threshold levels are not achieved), which represented 50% of the overall bonus opportunity:

Performance Measure	Weighting	Threshold	Target	Maximum

Company Net Revenues	25%	$297 million	$396.1 million	>$396.1 million

Adjusted EBITDA	25%	$30 million	$50 million	>$50 million

% of Target Bonus		75%	100%	Up to 200%(1)

(1)	In accordance with our compensation philosophy our maximum payout is capped at 200% of target for Adjusted EBITDA. There is no maximum payout for Net Revenue.

Individual performance also represents 50% of our Named Executive Officer’s bonus opportunity. The individual management business objectives reflected 5-6 personal strategic goals, specifically tied to each Named Executive Officer’s role, as outlined by the Compensation Committee. Details of the individual management business objectives are as follows:

•

Mr. Stark’s objectives were related to his function as our Chief Executive Officer, focusing on revenue growth, minimizing the impact of supply chain constraints, driving diversification opportunities, maximizing stockholder value and implementing a productive and engaging work model amidst the ongoing impact of COVID-19.

•

Mr. Hanson’s objectives as our Chief Financial Officer were focused on revenue growth planning for 2022, enhancing working capital reporting, implementing a new financial management and reporting system, overseeing financial processing, maximizing stockholder value and implementing an effective tax strategy.

Our individual management business objectives were assigned a 50% weight in measuring the bonus amount for our Named Executive Officers, and each of 5-6 business objectives was generally assigned a level equal to 5% to 15% of the overall 50% weighting.

In 2021, the Company met its performance measures at 78% level for the Company revenues and at 60% level for Adjusted EBITDA, as indicated below:

Performance Measure	2021 Results	Level of Achievement

Company Net Revenues	$366.4 million	78% of Target

Adjusted EBITDA	$36.6 million	60% of Target

In light of our record year in 2020, we set aggressive threshold and target performance objectives for 2021, which amounts did not anticipate the impacts of industry-wide challenges such as supply chain constraints, increased freight costs and weak overall gaming markets during the holiday sales season.

In addition, the Compensation Committee evaluated each management business objective and weighed the individual portion of our Named Executive Officers’ bonuses. The Compensation Committee determined that our Named Executive Officers met the individual business objectives at approximately the 105% level, in part due to Mr. Stark’s strong performance in addressing supply chain constraints and revenue growth outside of our core console headset business and Mr. Hanson’s successful implementation of a Company-wide enterprise resource planning system.

Based on the above results, the actual bonuses paid out for 2021 were as below:

Name	2021 Actual Bonus	% of Target Paid

Juergen Stark	$528,459	88%

John T. Hanson	$203,718	84%

31

Executive Compensation

Long-term Incentive (“LTI”) Compensation

The primary purpose of granting equity-based awards is to align the interests of our employees and stockholders so that they share the common goal of long-term stockholder value creation. The Company grants equity-based awards to our Named Executive Officers and certain other employees in the form of restricted stock units with time-based vesting that requires continued service through each vesting date and performance stock units tied to the Company’s revenue growth compared to the market and EBITDA as a percentage of net revenue. We make LTI awards to our Named Executive Officers under the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan, as amended from time to time (the “Plan”). Based on benchmarking analysis completed in 2021 by Compensia, we structure our equity grants to generally align within a competitive range of the market median of our peers, measuring as a multiple relative to the amount of base salary for our Named Executive Officers. The Compensation Committee believes that targeting at the market median is appropriate given the Company’s performance as compared to its peer group. In 2021, our Named Executive Officers’ target LTI was slightly above the market median. The table below provides our Named Executive Officers’ target LTI amounts:

Name	2021 Target LTI

Juergen Stark	$2,743,000

John T. Hanson	$987,480

A summary of all restricted stock units granted in 2021 to our Named Executive Officers is provided below.

Name	Shares Subject to Restricted Stock Units

Juergen Stark	50,000

John T. Hanson	18,000

The restricted stock units were granted under the Plan. Such awards will vest (subject to the Named Executive Officer’s continued employment on the applicable vesting date) as follows: 25% of the award will vest on the first anniversary of the grant date and the remainder will vest in equal annual installments through April 1, 2025.

A summary of all performance stock units granted in 2021 to our Named Executive Officers is provided below. Fifty percent of Mr. Stark’s stock awards consisted of PSUs, and 40% of Mr. Hanson’s stock awards consisted of PSUs.

Name	Shares Subject to Performance Stock Units
	Revenue Growth	Adjusted EBITDA %

Juergen Stark	25,000	25,000

John T. Hanson	9,000	9,000

The performance stock units (“PSUs”) were granted under the 2013 Stock Based Incentive Compensation Plan. Revenue Growth PSUs will be earned based on revenue growth exceeding “market” growth for 2021, 2022, and 2023, and EBITDA % PSUs will be earned based on Adjusted EBITDA as a percentage of net revenue, in each case as determined in accordance with the individual forms of PSU grant agreements signed by the Named Executive Officers and subject to the 2013 Stock Based Incentive Compensation Plan. Such awards will be eligible for an earned value of 0% to 200% of their targets based on the results of pre-determined thresholds identified by the Compensation Committee as follows: 33% in year 1, 33% in year 2 and 34% in year 3.

Potential Payments Under the Plan Upon Termination Following a Change in Control

Under the Plan, upon a change in control where we are not the surviving corporation, all outstanding awards will generally be assumed by, or replaced with grants that have comparable terms by, the surviving corporation. The Plan provides for double-trigger equity vesting, under which vesting would accelerate generally only if a participant’s employment is terminated without cause within twelve (12) months following the change in control. Additionally, certain grants provide that these double-trigger equity vesting provisions will also apply if a participant’s employment is terminated for good reason within twelve (12) months following the change in control.

In general terms, a change in control under the Plan occurs if:

•	A person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities;

•

During any period of two consecutive years, a change in Board membership occurs such that the members of the Board at the beginning of such period (or any new members endorsed by at least two-thirds of such Board members or such approved successors) fail to constitute a majority of the members of the Board;

2022 Proxy Statement	32

Executive Compensation

•

We merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the continued voting power of the securities in the merged entity or its parent;

•	We sell or dispose of all or substantially all of our assets; or

•	Our stockholders approve a plan of complete liquidation or dissolution.

Perquisites and Other Benefits

We do not provide any perquisites or fringe benefits to our Named Executive Officers.

Our Named Executive Officers are generally eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance and our tax-qualified 401(k) Retirement Savings Plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

Results of Say-on-Pay Vote and Say-on-Pay Frequency Vote.

At our annual meeting held on June 4, 2021, we held a non-binding say-on-pay vote on the 2021 compensation of our Named Executive Officers. Excluding broker non-votes, approximately 93% of the votes cast voted “For” our say-on-pay proposal to approve the compensation of our Named Executive Officers.

At our annual meeting held on June 19, 2020, we held a non-binding say-on-pay vote on the 2020 compensation of our Named Executive Officers. Excluding broker non-votes, approximately 92% of the votes cast voted “For” our say-on-pay proposal to approve the compensation of our Named Executive Officers.

At our annual meeting held on June 14, 2019, we held a non-binding stockholder vote on the frequency of future say-on-pay votes. The frequency that received the greatest support was for annual say-on-pay votes. After considering the results of these votes, the Board determined that a non-binding stockholder vote on the approval of executive compensation would be conducted every year. Accordingly, the Company is requesting your approval of the say-on-pay proposal in this proxy per Item 3.

33

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the holdings of outstanding stock options, restricted stock awards, and restricted stock units held by our Named Executive Officers. The following table includes the number of shares covered by options, restricted stock awards and restricted stock units held by the Company’s Named Executive Officers on December 31, 2021. These outstanding equity awards were granted to the Company’s Named Executive Officers under the Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Juergen Stark	70,000	0	$ 7.24	5/29/2025

	112,500	0	$ 4.64	4/4/2026

	72,500	0	$ 2.04	11/13/2027

	103,125	9,375	$ 3.12	4/11/2028

	70,000	35,000	$12.10	4/1/2029

	47,916	67,084	$ 5.95	4/1/2030

					43,125	(2)	959,963

					26,500	(3)	589,890

					50,000	(4)	1,113,000

								50,000	1,113,000

John T. Hanson	2,696	0	$ 2.04	11/13/2027
	26,941	2,450	$ 3.12	4/11/2028
	833	13,334	$12.10	4/1/2029
	1,146	32,084	$ 5.95	4/1/2030
					20,625	(2)	459,113
					10,000	(3)	222,600
					18,000	(4)	400,680
								18,000	400,680

(1)

Options vest with respect to 25% of the shares underlying the option on the first anniversary of the grant date and the remaining underlying shares on a monthly basis thereafter for the next 36 months.

(2)	As of December 31, 2021, these restricted stock units vest in equal annual installments until April 1, 2024.

(3)	As of December 31, 2021, these restricted stock units vest in equal annual installments until April 1, 2023.

(4)	As of December 31, 2021, these restricted stock units vest as follows: 25% of the award vests on the first anniversary of the grant date and the remainder vest in equal annual installments.

2022 Proxy Statement	34

Director Compensation

DIRECTOR COMPENSATION

In considering the Company’s need to attract and retain qualified directors, the Company adopted a policy effective January 2014 for compensating directors who are not employees of the Company for their service. To ensure that the Company compensates non-employee directors in line with market practice, our director compensation program was formulated in consultation with our independent compensation consultant. Based on peer group benchmarking completed in 2021 by Compensia, the Compensation Committee adjusted our director compensation program accordingly. As described further below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.

The following table lists 2021 director compensation for all non-employee directors who served as directors in 2021. Directors who are also employees of the Company receive no additional compensation for service as directors. Compensation for Mr. Stark, the Company’s Chief Executive Officer, is reported in the Summary Compensation Table included in the Executive Compensation section above. In accordance with our general policy for directors who are also employees of the Company, Mr. Stark did not earn additional compensation for his service as a director. Directors Katherine L. Scherping, Brian Stech and Michelle D. Wilson were appointed to the board in May 2022 and thus did not receive any director compensation in 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

L. Gregory Ballard(3)	75,000	120,006	195,006

Yie-Hsin Hung(4)	43,750	114,987	158,737

William E. Keitel(5)	102,500	120,006	222,506

Kelly Thompson(6)	55,000	120,006	175,006

Andrew Wolfe, Ph.D.(7)	70,000	120,006	190,006

(1)	Cash fees paid to directors are described below.

(2)

Amounts in this column do not reflect actual compensation received by our directors. The “Stock Awards” column reports the aggregate grant date fair value of restricted stock granted to directors during 2021 in accordance with ASC 718 and assume no forfeiture rate. Stock awards to directors are granted under the Plan, and the method for determining the number of shares subject to the grant is described below.

(3)	As of December 31, 2021, Mr. Ballard had 4,375 unvested stock awards that were granted during 2021 outstanding.

(4)	As of December 31, 2021, Ms. Hung had 4,469 unvested stock awards that were granted during 2021 outstanding. Ms. Hung’s compensation is pro-rated, as she joined the Board in April 2021.

(5)	As of December 31, 2021, Mr. Keitel had 4,375 unvested stock awards that were granted during 2021 outstanding.

(6)	As of December 31, 2021, Ms. Thompson had 4,375 unvested stock awards that were granted during 2021 outstanding.

(7)	As of December 31, 2021, Mr. Wolfe had 4,375 unvested stock awards that were granted during 2021 outstanding.

In 2021, directors who were not employees of the Company received a standard annual cash retainer fee, in addition to special fees for serving as a member of a committee or the chair of a committee, based upon the following schedule:

Annual Cash Base Fee (other than the Chairman of the Board)	$50,000

Supplemental Annual Cash Lead Director and Committee Fees:

• Chairman of the Board (when not an executive of the Company)	$80,000

• Lead Independent Director	$25,000

• Audit Committee-Chairperson	$20,000

• Audit Committee-Other Members	$10,000

• Compensation Committee-Chairperson	$15,000

• Compensation Committee-Other Members	$7,500

• Nominating and Governance Committee-Chairperson	$10,000

• Nominating and Governance Committee-Other Members	$5,000

There are no Board or committee meeting attendance fees. Directors are reimbursed by the Company for travel and expenses they incur in connection with their service on the Board and its committees.

35

Director Compensation

As previously disclosed, the Company has formed a Strategic Review Committee (the “Strategic Committee”) that is overseeing an expanded and wide-ranging process to identify a buyer for the business. The Strategic Committee consists of Messrs. Keitel, Ballard and Stech and Ms. Wilson. In connection with serving on the Strategic Committee, Mr. Keitel will receive cash fees of $15,000 and each of Messrs. Ballard and Stech and Ms. Wilson will receive cash fees of $7,500. Aside from these supplemental cash fees for members of the Strategic Committee, there are no changes to the amount or form of director compensation planned for 2022.

In addition to the cash fees described above, the Company intends to continue to make certain equity grants to directors who are not employees of the Company. Upon initial election or appointment of a non-employee director to the Board, the Company makes a pro-rated grant of restricted shares equal to the annual value awarded to non-employee directors. This initial grant of restricted stock vests on the same vesting date as the last annual award for the existing directors. In addition, in 2021, each non-employee director received a grant of restricted shares having a grant date fair market value of approximately $120,000, with Ms. Hung’s grant pro-rated to reflect that she did not serve as a director for the full year. The annual grant of restricted stock vests on the first anniversary of the grant date, based on Compensia’s benchmarking of the Company’s peers.

In 2018, the Board adopted ownership guidelines for its non-employee directors and the Company’s CEO. The ownership guidelines require each non-employee member of the Board to own stock and vested awards with a value equal to three times the value of the annual cash retainer payable to a director. The CEO must hold stock and vested awards with a value equal to three times his or her annual salary. Directors are required to attain such stock ownership goal no later than five years from the date the guidelines were adopted or on which they first were appointed to the Board. In addition, the total value of compensation granted to any non-employee director cannot exceed $750,000 in any calendar year, except that the limit would be increased to $1,250,000 for the calendar year during which a non-employee director becomes a director. The total value of the compensation to a non-employee director serving as a Chairman of the Board cannot exceed $1,250,000 in any calendar year.

2022 Proxy Statement	36

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2021

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2021

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,661,694	$7.72	998,713

Equity compensation plans not approved by security holders	0	0.00	0

Total	2,661,694	$7.72	998,713

37

Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy is included in our Audit Committee charter and we consider it part of our conflicts of interest section of our Corporate Governance Principles and Guidelines.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

None of our directors are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their service on the Board that would be required to be disclosed pursuant to the Nasdaq listing rules or the Exchange Act.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing or by calling as follows: Turtle Beach Corporation, c/o Gateway Investor Relations, 4685 MacArthur Court, Suite 400, Newport Beach, California 92660, Attn: Cody Slach or Alex Thompson, (949) 574-3860. If you want to receive separate copies of any of these documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named as proxy in the accompanying form of proxy will vote the shares they represent as recommended by the Board (to the extent permitted by Rule 14a-4(c) of the Exchange Act).

2022 Proxy Statement	38

TURTLE BEACH CORPORATION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Eastern Time the day before the Annual Meeting date.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

If you are a holder of record, you may use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Turtle Beach Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 7, 2022:

Notice & Proxy Statement are available at www.ViewOurMaterial.com/HEAR

If submitting a proxy by mail, please sign and date
the card below and fold and detach card at perforation before mailing.

TURTLE BEACH CORPORATION	PROXY CARD

The Board of Directors recommends you vote FOR ALL on Proposal 1.	The Board of Directors recommends you vote FOR Proposals 2 and 3.

1. Company Proposal: Election of Directors Nominees::	2. Company Proposal: To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

(1) Juergen Stark (4) Katherine L. Scherping (7) Michelle D. Wilson	(2) William E. Keitel (5) Brian Stech (8) Andrew Wolfe, Ph.D.	(3) L. Gregory Ballard (6) Kelly Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	3. Company Proposal: An advisory vote on the compensation of our named executive officers.
			☐ FOR	☐ AGAINST	☐ ABSTAIN

To withhold authority to vote for any individual nominee(s); mark “For All Except”

and write the number(s) of the nominee(s) on the line below.

Signature	Date

Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign full corporate or partnership name by authorized officer.

TURTLE BEACH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

SIGN, DATE AND MAIL YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

If you have not voted by Internet or telephone, please date, mark, sign and return this proxy promptly. Your vote, whether by Internet or telephone, must be received no later than 11:59 p.m. Eastern time the day prior to the Annual Meeting to be included in the voting results. All valid proxies received prior to the meeting will be voted.

IF YOU PREVIOUSLY VOTED ON THE DONERAIL GROUP LP’S WHITE PROXY CARD OR THE COMPANY’S BLUE PROXY CARD (INCLUDING DOING SO THROUGH YOUR BROKER), WHETHER BY MAIL, BY TELEPHONE OR VIA THE INTERNET, YOUR VOTES WILL NOT BE RECOGNIZED AT THE ANNUAL MEETING AND WE URGE YOU TO VOTE YOUR SHARES AGAIN PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THIS PROXY CARD.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

TURTLE BEACH CORPORATION	PROXY CARD

Annual Meeting of Stockholders

June 7, 2022 9:00 AM PDT

This proxy card is solicited by the Board of Directors

The undersigned hereby appoint(s) Juergen Stark and John T. Hanson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse, all of the shares of common stock of TURTLE BEACH CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM PDT, on June 7, 2022, at www.cesonlineservices.com/hear22_vm, and any postponements, continuations, or adjournments thereof with all powers which the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO AND THREE. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy by delivering another proxy with a later date, by voting again via the Internet or by telephone, by delivering written notice of revocation of proxy to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting, or by attending the Annual Meeting and voting.

(Continued and to be signed on the reverse side)